Exhibit 99.1
Video Display Corporation Issues Revised Guidance
Atlanta —August 27, 2010: Video Display Corporation (Nasdaq: VIDE) today is issuing the following “Letter to Shareholders” containing excerpts from the 8/27/2010 CEO’s Address to Shareholders at the Company’s Annual Meeting in Stone Mountain GA.
The Company will file a Report on Form 8K detailing the upward revisions in guidance for the 2nd quarter ended August 31, 2010 and the full year ended February 28, 2011.
Previous guidance for the 2nd quarter was issued at $0.06 per share. Current guidance, issued today, increased the projected level of 2nd quarter earnings to $0.13 per share.
Full year guidance had been previously increased from $0.15 to $0.18 — $0.22 and subsequently to $0.23 — $0.25 per share. Current guidance, issued today, increased the projected level of full year earnings to $0.28 — $0.32 per share based upon results of the first 5 months of operations.
DEAR SHAREHOLDERS:
TODAY’S MEETING REPRESENTS THE QUARTER CENTURY MARK, PLUS ONE, IN VIDEO’S LIFE AS A PUBLIC COMPANY AS IT IS THE 26TH ANNUAL MEETING OF THE SHAREHOLDERS OF VIDEO DISPLAY CORPORATION THAT I HAVE PRESIDED OVER SINCE THE COMPANY WENT PUBLIC IN JANUARY OF 1985. IT IS VIDEO’S 36th YEAR OF EXISTENCE AS A SPECIALTY DISPLAY COMPANY.
.AT THE LAST ANNUAL MEETING, I BEGAN WITH A COMMENT THAT FISCAL 2009 HAD BEEN AN EXCEPTIONALLY BAD YEAR; A YEAR OF NUISANCE LAWSUITS, EXCESSIVE LEGAL FEES AND SETTLEMENT COSTS CAUSING THE COMPANY TO BE IN VIOLATION OF BANKING COVENANTS WITH OUR LENDERS. THOSE VIOLATIONS, IN TURN, GENERATED A DOUBLING OF OUR INTEREST RATES ON OVER $20 MILLION OF CORPORATE DEBT ALONG WITH NUMEROUS OTHER ASSOCIATED AND TOTALLY NON-PRODUCTIVE PROFESSIONAL COSTS, AT THE EXPENSE OF THE FINANCIAL HEALTH AND STABILITY OF YOUR COMPANY.
HOWEVER, SUBSEQUENT TO THE AUGUST MEETING, VDC BEGAN SEEING THE RESULTS OF THE CONTINUAL SALES AND DEVELOP MENT EFFORTS, BEING GENERATED AT THE DIVISIONAL LEVEL, IN THE IMPROVED FINANCIAL RESULTS OF THE 3RD AND 4TH QUARTERS OF FISCAL 2010. THESE IMPROVEMENTS BECAME EVEN MORE PRONOUNCED IN THE REPORTED FIRST QUARTER OF THIS 2011 FISCAL YEAR.
THIS IS NOT TO SAY THAT ALL OF OUR “CHALLENGES WERE ELIMINATED, BUT... WE BECAME CURRENT WITH OUR PAYABLES, HAVE BEGUN REDUCING OUR DEBT, ARE MOVING SUBSTANTIAL PORTIONS OF INVENTORIES AND CONVERTING THEM BACK TO CASH GENERATING STRONG EBITDA AND CASH FLOW. WE HAVE NOW WHAT IS PROBABLY THE STRONGEST ORDER BACKLOG IN MANY YEARS, IF NOT ONE OF THE HIGHEST ON RECORD. OUR DISPLAYS ARE THE “DISPLAY OF CHOICE” IN NUMEROUS PROGRAMS JUST BEING ENACTED OR RAMPED UP BY MANY OF THE COUNTRY’S LEADING DEFENSE CONTRACTORS AND THE US ARMED FORCES AS WELL.
ALTHOUGH THE COMPANY MAY HAVE BEEN AFFECTED BY THE “FINANCIAL CRUNCH” OF 18 MONTHS OR SO AGO, MY OPINION OF THE FUTURE PROMISE OF VIDEO DISPLAY CORPORATION REMAINED HIGH AT THE LAST ANNUAL MEETING. BASED UPON WHAT YOU HAVE SEEN AND HEARD THIS MORNING, MY EXPECTATIONS, WITHOUT A DOUBT, ARE EVEN HIGHER FOR 2011 AND BEYOND. I HAVE, AS HAVE OTHERS IN VDC MANAGEMENT CONTINUED TO PURCHASE SHARES OF THE

COMPANY’S COMMON STOCK IN THE OPEN MARKET. THE COMPANY ITSELF IS RESTRICTED FROM REPURCHASING ADDITIONAL SHARES OF COMMON STOCK UNTIL WE HAVE ATTAINED SPECIFIC LEVELS OF PERFORMANCE SET BY OUR BANK, BUT THE BOARD HAS AUTHORIZED ADDITIONAL PURCHASES ONCE THOSE LEVELS ARE ACHIEVED.
WE HAVE MADE NO ACQUISITIONS OF SIGNIFICANCE SINCE THE LAST ANNUAL MEETING, BUT SEVERAL INTERESTING ONES HAVE BEEN PRESENTED TO US RECENTLY WHICH WE CONTINUE TO REVIEW.
ALL IN ALL, THE ACCOMPLISHMENTS OF FISCAL 2010 CAN BE SUMMED UP AS: “A YEAR OF BASE BUILDING”. WE ARE MORE THAN “STILL HERE”. WE HAVE BUILT A GREAT BACKLOG OF ORDERS FOR PRODUCTS, BOTH NEW AND LEGACY. WE HAVE ESTABLISHED NEW SUPPLIER RELATIONSHIPS AND CUSTOMER RELATIONSHIPS THAT SHOULD STAND US IN GOOD STEAD FOR MANY YEARS TO COME.”
USING THE BEST CURRENT INFORMATION AVAILABLE TO ME, IT APPEARS THAT VDC WILL CONTINUE TO MAKE STRONG PROGRESS THROUGHOUT THE REMAINDER OF THIS 2011 FISCAL YEAR.
INITIALLY, WE BEGAN FISCAL 2011 WITH GUIDANCE OF APPROXIMATELY $0.15 IN EARNINGS PER SHARE VERSUS $0.11 FOR FISCAL 2010. HOWEVER, DUE TO EXCELLENT RESULTS FROM OPERATIONS IN THE 1ST QUARTER, WE SUBSEQUENTLY RAISED GUIDANCE FOR FISCAL 2011 TO $0.18 TO $0.22 PER SHARE AND AGAIN, AFTER FURTHER MONTHLY RESULTS WERE COMPILED, TO A SLIGHTLY HIGHER LEVEL OF $0.23 TO $0.25 PER SHARE FOR THE YEAR.
TODAY WE ARE ANNOUNCING THAT CURRENT GUIDANCE IS BEING FURTHER INCREASED TO REFLECT POTENTIAL ANNUAL EARNINGS FOR FISCAL 2011 TO BE IN THE RANGE OF $0.28 TO $0.32 PER SHARE OR NEARLY 3 TIMES THAT OF FISCAL 2010. THIS UPDATED GUIDANCE IS BEING BASED UPON THE FIRST QUARTER PREVIOUSLY REPORTED OF $0.07 PER SHARE, THE 2ND QUARTER, WHICH WILL END TUESDAY OF NEXT WEEK, BEING APPROXIMATELY $0.13 PER SHARE AND WITH THE THIRD AND FOURTH QUARTERS ENDING 11/30/2010 AND 2/28/2011 EACH BEING APPROXIMATELY $0.05 PER SHARE. THEREFORE, IF OUR TARGETS ARE ACHIEVED, WE SHOULD BE REPORTING EARNINGS SOMEWHERE IN THE RANGE OF $0.28 TO $0.32 PER SHARE FOR THE ENTIRE YEAR.
AS YOU CAN EASILY SEE, THE GROUNDWORK HAS BEEN LAID. IT IS NOW UP TO US TO DELIVER THE RESULTS THAT I BELIEVE THE FIRM AND ITS PEOPLE ARE CAPABLE OF DELIVERING.
Sincerely yours,
Ronald D Ordway
CEO